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                                                                  Greater Bay Bancorp Form 10-Q
                                                  Exhibit 11 -- Statements Re Computation of Earnings Per Share


                                                       Three Months Ended September 30,     Nine Months Ended September 30,
(Dollars and shares in thousands, except per share          1999            1998                 1999      1998
 amounts)
---------------------------------------------------------------------------                 -------------------

Basic Earnings Per Share:
Income available to common shareholders         $     7,367      $     5,015      $    17,033        $    13,315
Weighted average common shares outstanding       11,285,000       10,924,000       11,189,000         10,848,000
                                                ----------------------------------------------      ------------

Basic earnings per share                        $      0.65      $      0.46      $      1.52        $      1.23
                                                ==============================================     =============

Diluted Earnings Per Share:
Income available to common shareholders         $     7,367      $     5,015      $    17,033        $    13,315
Weighted average common shares outstanding       11,285,000       10,924,000       11,189,000         10,848,000
Effect of dilutive securities                       626,000          698,000          621,000            801,000
                                                ----------------------------------------------       -----------

Weighted average common and common
  equivalent shares outstanding                  11,911,000       11,622,000       11,810,000         11,649,000
                                                ----------------------------------------------       -----------

Diluted earnings per share                      $      0.62     $       0.43      $      1.44        $      1.14
                                                ==============================================      ============
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